UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2010

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive, Suite T-900

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2010, the Board of Directors of Sunrise Senior Living, Inc. (the “Company”) appointed Greg Neeb to the position of Chief Investment and Administrative Officer, effective October 1, 2010. Since December 2008, Mr. Neeb has served as the Company’s Chief Investment Officer.

In connection with Mr. Neeb’s additional administrative duties and upon the recommendation of Mark Ordan, the Company’s Chief Executive Officer, on September 22, 2010, the Compensation Committee of the Board of Directors, effective October 1, 2010:

(a) increased Mr. Neeb’s 2010 annual base salary from $400,000 to $450,000, which also has the effect of increasing his 2010 annual target bonus from $400,000 to $450,000 as provided under the terms of his previously disclosed employment agreement with the Company;

(b) granted Mr. Neeb 200,000 shares of restricted stock; and

(c) amended the terms of his employment agreement to change his title and to add a mutual non-disparagement provision.

The restricted stock will vest one-third on each of October 1, 2011, October 1, 2012 and October 1, 2013, subject to Mr. Neeb’s continued employment on the applicable vesting date and to the vesting acceleration provisions contained in his employment agreement.

A copy of the Company’s press release announcing this appointment is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 99.1	Sunrise Senior Living, Inc. Press Release dated September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: September 27, 2010	By:	/S/ MARK S. ORDAN
	Name:	Mark S. Ordan
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Sunrise Senior Living, Inc. Press Release dated September 27, 2010

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